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                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Northwest Pipe Company on Form S-8 (File Nos. 333-20165 and 333-20167) of our report dated February 7, 1998, except for Note 18 for which the date is March 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Northwest Pipe Company and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                       Coopers & Lybrand L.L.P.


Portland, Oregon
March 25, 1998